EXHIBIT 10.1

BEAZER HOMES USA, INC.

2010 EQUITY INCENTIVE PLAN

EMPLOYEE AWARD AGREEMENT FOR

OPTION AND RESTRICTED STOCK

THIS AWARD AGREEMENT (this “Agreement”) is made as of November     , 2011 by and between BEAZER HOMES USA, Inc., a Delaware corporation (the “Company”), and                     , an individual resident of the State of              (“Participant”).

WITNESSETH:

WHEREAS, the Company pursuant to its 2010 Equity Incentive Plan (the “Plan”) wishes to make certain awards to Participant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree to the terms set forth below.

1.	GRANT OF OPTION TO ACQUIRE COMMON STOCK

(a) Grant; Effective Date; Option Price. The Company hereby notifies Participant that the Company has granted to Participant in accordance with the Plan, and effective as of November 16, 2011 (the “Option Effective Date”), the right and option (hereinafter referred to as the “Option”) to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of              Shares at a price per Share equal to the closing price per Share as reported by the New York Stock Exchange (the “NYSE”) at the close of business on the Option Effective Date ($2.16) (the “Option Price”), subject to adjustment as provided in Section 3 below. The

1

Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company will at all times during the Option Term (as set forth in Section 1(b)(i) below) reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(b) Duration and Exercisability of Option; Limitations on Exercisability.

(i) The Option shall in all events terminate and no longer be exercisable at 11:59 p.m. (ET) on the eighth anniversary of the Option Effective Date (the period commencing on the Option Effective Date and ending at 11:59 p.m. (ET) on the eighth anniversary thereof being referred to herein as the “Option Term”).

(ii) (A) The Option shall not be exercisable, in whole or in part, prior to the first anniversary of the Option Effective Date, but shall become vested and exercisable by Participant as to one-third (1/3) of the aggregate Shares subject to the Option (rounded to the nearest whole Share) on each of the first and second anniversaries of the Option Effective Date and with respect to the remaining Shares subject to the Option on the third anniversary of the Option Effective Date, provided Participant has remained continuously employed with the Company and/or its Affiliates from the Option Effective Date until the applicable vesting date.

(B) Notwithstanding Section 1(b)(ii)(A) above, the Option shall become vested and exercisable in full in the event, prior to the third anniversary of the Option Effective Date, Participant’s employment is terminated as a result of his/her becoming “Disabled” (as defined hereinafter) or in the event Participant dies while an employee of the Company or its Affiliates, as applicable, provided Participant has remained continuously employed with the Company and/or its Affiliates from the Option Effective Date until Participant’s employment is terminated as a result of his/her becoming Disabled or Participant dies while an employee of the Company or its Affiliates, as applicable. For purposes of this Agreement, Participant shall be deemed “Disabled” if the Participant becomes ill or is injured or otherwise becomes disabled or incapacitated such that, in the opinion of the Committee, he/she cannot fully carry out and perform his/her duties as an employee of the Company (or its Affiliates), and such disability or incapacity shall continue for a period of forty-five (45) consecutive days.

(C) Notwithstanding Section 1(b)(ii)(A) above, in the event, prior to the third anniversary of the Option Effective Date, Participant terminates employment with the Company (and its Affiliates) by reason of “Retirement” (as defined hereinafter), the Option shall become vested and exercisable in full, provided Participant has remained continuously employed with the Company and/or its Affiliates from the Option Effective Date until Participant terminates employment with the Company (and its Affiliates) by reason of Retirement. For purposes of this Agreement, “Retirement” shall mean a voluntary termination of employment by Participant at age 65 or older with at least five (5) years of service with the Company and/or its Affiliates. Participant may request approval for Retirement treatment if between the ages of 62 and 65 with at least five (5) years of service with the Company and/or its Affiliates at the time of any voluntary termination. At the sole discretion of the Committee, such requests can be approved or denied.

(D) Notwithstanding Section 1(b)(ii)(A) above, the Option shall become vested and exercisable in full upon the occurrence of a Change in Control (as defined in the Plan) prior to the third anniversary of the Option Effective Date, provided Participant has remained continuously employed with the Company and/or its Affiliates from the Option Effective Date until such Change in Control.

(iii) During the lifetime of Participant, the Option shall be exercisable only by Participant (or, subject to Section 1(d)(ii), (iii), (iv) or (v) below, by Participant’s guardian or legal representative or permitted transferee (as set forth in Section 14.02 of the Plan) to whom the Option has been gifted or transferred pursuant to a domestic relations order) and shall not be assignable or transferable by Participant other than (A) to an individual by will or the laws of descent and distribution, or (B) to a permitted transferee by gift or transfer pursuant to a domestic relations order.

(iv) The exercise of all or any part of the Option shall only take effect at such time that the issuance of the Shares pursuant to such exercise will not violate any state or federal securities or other laws or the rules of the NYSE or any other exchange upon which the Company’s securities may then be trading or any policies of the Company regarding trading of its securities. Notwithstanding any provision of this Agreement for the maximum term of the Option, in the event the Option would expire prior to its complete exercise, because trading in Shares is prohibited by law or by any insider trading policy of the Company, the term of the Option shall automatically be extended until thirty (30) days after the expiration of any such prohibitions to permit Participant to realize the value of the Option, provided such extension (i) is permitted by law and (ii) does not result in a violation of Section 409A of the Code with respect to the Option.

(c) No Rights as a Shareholder. Participant shall have none of the rights of a Shareholder with respect to Shares subject to the Option until such Shares shall have been issued to Participant upon exercise of the Option. No adjustments will be made for dividends or other distributions or rights if the applicable record date occurs before the Shares are issued pursuant to Participant’s exercise of the Option. Issued Shares shall continue to be held in a book entry account by the Company, unless Participant requests delivery of stock certificates representing the Shares, in which case a certificate or certificates representing such Shares shall be delivered to Participant, which certificate or certificates may contain such legends as the Company, in its sole discretion, deems necessary or advisable in connection with applicable securities laws. Such certificates shall be delivered as soon as administratively practicable, but no later than thirty (30) days after any such request.

(d) Effect of Termination of Employment on Option.

(i) In the event Participant has a “Termination for Cause” (as defined hereinafter) or in the event Participant voluntarily resigns (other than due to Retirement or Disability), both the vested and unvested portions of the Option shall terminate as of such date of termination or resignation and shall no longer be exercisable.

For purposes of this Agreement, a “Termination for Cause” shall mean a termination of employment by the Company or an Affiliate due to Cause. For purposes of this Agreement, “Cause” has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (a) the Participant’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any Affiliate; (b) the Participant’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Participant’s employment or service; (c) the Participant’s commission of or pleading guilty to or confessing to any felony; or (d) the Participant’s breach of any restrictive covenant agreement with the Company or any Affiliate, including, but not limited to, covenants not to compete, non-solicitation covenants and non-disclosure covenants.

(ii) In the event Participant’s employment is terminated as a result of his/her becoming Disabled prior to the complete exercise of the Option, then the Option, to the extent vested and exercisable at that time pursuant to Section 1(b)(ii) hereof, may be exercised at any time within twelve (12) months after the date of such termination, after which time any remaining portion of the Option shall terminate and no longer be exercisable. In this case the Option may be exercised by Participant, his/her guardians or legal representatives, or by any permitted transferee to whom the Option is gifted or transferred pursuant to a domestic relations order, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as applicable, to the extent of the full number of Shares which Participant was entitled to purchase under the Option on the date of such termination, and subject to the condition that no portion of the Option shall be exercisable after the expiration of the Option Term.

(iii) In the event Participant dies while an employee of the Company or its Affiliates prior to the complete exercise of the Option, then the Option, to the extent vested and exercisable at that time pursuant to Section 1(b)(ii) hereof, may be exercised at any time within twelve (12) months after Participant’s death, after which time any remaining portion of the

Option shall terminate and no longer be exercisable. In this case, the Option may be exercised by his/her guardian or legal representatives or by any permitted transferee to whom the Option has been gifted or transferred pursuant to a domestic relations order, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as applicable, to the extent of the full number of Shares which Participant was entitled to purchase under the Option on the date of such death, and subject to the condition that no portion of the Option shall be exercisable after the expiration of the Option Term.

(iv) In the event Participant terminates employment with the Company (or its Affiliates) by reason of Retirement prior to the complete exercise of the Option, then the Option, to the extent vested and exercisable at that time pursuant to Section 1(b)(ii) hereof, may be exercised at any time prior to expiration of the Option Term, after which time any remaining portion of the Option shall terminate and no longer be exercisable. In this case the Option may be exercised by Participant, his/her guardians or legal representatives, or by any permitted transferee to whom the Option is gifted or transferred pursuant to a domestic relations order, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as applicable, to the extent of the full number of Shares which Participant was entitled to purchase under the Option on the date of such termination.

(v) In the event Participant’s employment is terminated as a result of a Termination Not for Cause (as defined hereinafter) prior to the complete exercise of the Option, then the Option, to the extent vested and exercisable at that time pursuant to Section 1(b)(ii) hereof, may be exercised at any time within three (3) months after the date of such termination, after which time any remaining portion of the Option shall terminate and no longer be exercisable. In this case the Option may be exercised by Participant, his/her guardians or legal representatives, or by any permitted transferee to whom the Option is gifted or transferred pursuant to a domestic relations order, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as applicable, to the extent of full number of Shares which Participant was entitled to purchase under the Option on the date of such termination, and subject to the condition that no portion of the Option shall be exercisable after the expiration of the Option Term. Any portion of the Option that is not vested as of the date the Participant’s employment is terminated as a result of a Termination Not for Cause shall terminate as of such date and shall no longer be exercisable. For purposes of this Agreement, a “Termination Not for Cause” shall mean Participant’s termination of employment by the Company (or its Affiliates) which is not a Termination for Cause.

(e) Effect of a Change in Control of the Company on the Option. In the event of a Change in Control (as defined in the Plan), the Company shall use its commercially reasonable efforts to notify Participant that a Change in Control will occur and the Company shall give to Participant, in the Company’s sole discretion, either (i) a reasonable time thereafter within which to exercise any portion of the Option to the extent vested and exercisable (and to the extent the Option will be vested and exercisable in the event of a Change in Control) and not exercised previously, prior to the effectiveness of such Change in Control, at the end of which time the Option shall terminate and no longer be exercisable (provided that, to the extent vesting of any portion of such Option is contingent on the Change in Control, the exercise of such portion of the Option shall also be contingent on consummation of the Change in Control), or (ii) the right, after the Change in Control, to exercise the remaining portion of the Option (or a substitute option) as to such number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such Change in Control as may be determined in accordance with Section 3 below. Alternatively, the Committee, in its sole discretion, may provide for the redemption of the unexercised portion of the Option at the time of the Change in Control in exchange for an amount of cash or other property equal to the excess of (i) the amount of cash or other property that would have been realized by Participant on the Change in Control with respect to the Shares subject to such portion of the Option had such portion of the Option been exercised immediately prior to the Change in Control (and including such portion of the Option that would have been vested and exercisable on the Change in Control) over (ii) the aggregate Option Price for such number of Shares subject to the unexercised portion of the Option.

(f) Manner of Exercise; Form of Payment.

(i) The Option can be exercised only by Participant or other proper party (as permitted by Section 1(b)(iii) above) by delivering a timely written notice to the Company at its principal office. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment in full of the Option Price for all Shares designated in the notice.

(ii) Participant may pay the Option Price in cash, by check (bank check, certified check or personal check), by money order, or by wire transfer. In addition, with the approval of the Committee, Participant may pay the Option Price by (A) delivering to the Company for cancellation, Shares with a Fair Market Value as of the date of exercise equal to the Option Price or the portion thereof being paid by tendering such Shares, (B) having the

Company withhold from the Shares to be delivered upon exercise of the Option, Shares with a Fair Market Value as of the date of exercise equal to the Option Price or the portion thereof being paid by withholding such Shares, (C) a cashless exercise through a broker or (D) any combination of the allowable methods of payment set forth herein.

2.	AWARD OF RESTRICTED STOCK

(a) Award; Effective Date. The Company hereby notifies Participant that, effective as of November 16, 2011 (the “Restricted Stock Effective Date”), the Company has awarded to Participant              Shares, subject to the terms of the Plan and subject to such further restrictions as are set forth below. Such restricted Shares are hereinafter referred to as “Restricted Stock.”

(b) Vesting; Change in Control; Restrictions. (i) Subject in each case to the provisions of this Section 2, Participant’s rights with respect to the Restricted Stock awarded hereunder shall vest on the third anniversary of the Restricted Stock Effective Date, provided Participant has remained continuously employed with the Company and/or its Affiliates from the Restricted Stock Effective Date until such vesting date, with the number of Shares then vesting being (A) determined based upon (1) the Company’s Compound Annual Growth Rate (“CAGR”) and (2) the Company’s Total Shareholder Return (“TSR”) rank compared to the Company’s Peer Group (as set forth on Attachment A hereto), for the Performance Period (as hereinafter defined), and (B) equal to the Restricted Stock multiplied by the vesting percentage set forth in Attachment B hereto applicable to the Company’s CAGR, and the Company’s TSR rank compared to the Company’s Peer Group, for the Performance Period (rounded to the nearest whole Share). If the Company’s CAGR falls between any of the identified percentages set forth in Attachment B hereto, then the vesting percentage shall be determined by straight line interpolation between the two (rounded to the nearest whole Share). Notwithstanding the foregoing, if the vesting percentage exceeds One Hundred Percent (100%), then all of the Restricted Stock shall vest, but the Company shall make a cash payment (net of applicable tax withholdings) to the Participant within the first two and one-half (2 1/2) months following the third anniversary of the Restricted Stock Effective Date equal to the product of (x) the excess of the vesting percentage over One Hundred Percent (100%) multiplied by the total number of Shares of Restricted Stock multiplied by (y) the closing price per Share as reported by the NYSE at the close of business on the third anniversary of the Restricted Stock Effective Date. In no event may the amount of any cash payment to be made hereunder exceed the product of (x) Fifty percent (50%) multiplied by the total number of Shares of Restricted Stock multiplied by (y) the closing price per Share as reported by the NYSE at the close of business on the third anniversary of the Restricted Stock Effective Date.

For purposes of this Agreement, (A) “Peer Group” means the companies listed on Attachment A hereto, provided that any listed company that experiences an acquisition, divestiture or other unexpected fundamental change in its business that is material taken as a whole such that it is no longer reasonably comparable to the Company shall be eliminated, and, in case of any such elimination, another company which is reasonably comparable to the Company shall replace the eliminated company (provided another such company exists). If another reasonably comparable company does not exist, Attachment B shall be adjusted to address any acquisition, divestiture or other unexpected fundamental change in the Peer Group taken as a whole, as permits the Restricted Stock to continue to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, as is appropriate to fairly and equitably determine if the Restricted Stock will vest pursuant to the terms hereof. Notwithstanding the foregoing, however, the authority to replace any eliminated company, the selection of a replacement, and the authority to adjust Attachment B only applies to the extent permissible so as not to cause the Restricted Stock to otherwise fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code; (B) “CAGR” means the compound annual growth rate, expressed as a percentage, of the Company’s common stock for the Performance Period. Compound annual growth rate means the year-over-year growth rate of an investment in the common stock of the Company over the Performance Period determined by (1) dividing the Ending Average Market Value by the Beginning Average Market Value and (2) raising the resulting quotient to the power of 1/3 and (3) subtracting the resulting number from one; and (C) “TSR” means the return a holder of common stock of the Company earns over the Performance Period, expressed as a percentage, and including changes in Average Market Value (as hereinafter defined) of, and dividends or other distributions with respect to, the common stock of the Company, and converted to an annual rate by dividing the calculated percentage for the specified period by the number of years and partial years for the Performance Period. TSR shall be determined as the sum of (1) the Ending Average Market Value (as hereinafter defined) reduced by the Beginning Average Market Value (as hereinafter defined) and (2) dividends or other distributions with respect to a share of the common stock of the Company paid during the Performance Period (with such dividends and other distributions deemed reinvested in shares of common stock of the Company based on the Market Share Price (as hereinafter defined) on the date of payment where not paid in shares of common stock of the Company), and (3) with such sum being divided by the Beginning Average Market Value. TSR, including the value of reinvested dividends and other distributions, shall be determined on the basis of an appropriate total shareholder return model or such other authoritative source as the Committee may determine.

For purposes of the foregoing determinations: (A) “Average Market Value” means the average of the closing price per Share as reported by the NYSE for the applicable twenty (20)

trading days beginning or ending on a specified date for which such closing price is reported by the NYSE or such other authoritative source as the Committee may determine; (B) “Beginning Average Market Value” means the Average Market Value based on the last twenty (20) trading days ending prior to the beginning of the Performance Period; (C) “Ending Average Market Value” means the Average Market Value based on the last twenty (20) trading days of the Performance Period; (D) “Market Share Price” means the closing price per Share as reported by the NYSE for the specified day (or the last preceding day thereto for which reported) as reported by the NYSE or such other authoritative source as the Committee may determine; and (E) “Performance Period” means the three-year period beginning on the Restricted Stock Effective Date and ending on the third anniversary of the Restricted Stock Effective Date.

(ii) In the event Participant’s employment is terminated as a result of his/her becoming Disabled (as defined in Section 1(b)(ii)(B) above), or Participant dies while an employee of the Company or its Affiliates, in either case prior to the third anniversary of the Restricted Stock Effective Date, then all of the Restricted Stock will vest on the date of Participant’s termination of employment as a result of his/her becoming Disabled or the date Participant dies while an employee of the Company or its Affiliates, as applicable.

(iii) In the event Participant terminates employment with the Company (and its Affiliates) by reason of Retirement prior to the third anniversary of the Restricted Stock Effective Date, then the Restricted Stock shall continue to be eligible to vest pursuant to Section 2(b)(i) and (iv) as described therein to a time-weighted portion of the Restricted Stock (determined by multiplying the Restricted Stock by a fraction (not to exceed one), the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of the calendar month) elapsed from the Restricted Stock Effective Date until the date Participant terminates employment with the Company (and its Affiliates) by reason of Retirement, and the denominator of which is thirty-six (36)).

(iv) Notwithstanding Section 2(b)(i) above, upon the occurrence of a Change in Control prior to the third anniversary of the Restricted Stock Effective Date, provided Participant has remained continuously employed with the Company and/or its Affiliates from the Restricted Stock Effective Date until such Change in Control, then all of the Restricted Stock will vest upon the occurrence of the Change in Control. Notwithstanding Section 2(b)(i) or (iii) above, upon the occurrence of a Change in Control prior to the third anniversary of the Restricted Stock Effective Date but after the date Participant terminates employment with the Company (and its Affiliates) by reason of Retirement, then the time-weighted portion of the Restricted Stock (determined by multiplying the Restricted Stock by a fraction (not to exceed one), the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Restricted Stock Effective Date until the date Participant terminated employment with the Company (and its Affiliates) by reason of Retirement, and the denominator of which is thirty-six (36)), shall vest upon the occurrence of the Change in Control.

(v) Prior to vesting, the Restricted Stock shall not be voluntarily or involuntarily sold, assigned, transferred, pledged, alienated, hypothecated or encumbered by Participant, other than by will or the laws of descent and distribution.

(vi) Prior to vesting, Participant shall have voting rights on the Restricted Stock held by the Company on behalf of Participant. For so long as the Company holds the

Restricted Stock on behalf of Participant, if the Company pays any cash dividends on its Shares, the Company will pay Participant in cash for each Share covered by the Restricted Stock that is outstanding as of the record date for such dividend, less any required withholding taxes, the per Share amount of such cash dividends that Participant would have received had Participant owned the underlying Shares as of the record date of the cash dividend if, and only if, the Shares covered by such Restricted Stock become vested. In that case, the Company shall pay such cash amount to Participant, less any required withholding taxes, at the same time the Shares to which such cash dividends relate become vested. This additional payment right will be treated as a separate arrangement from the Restricted Stock.

(c) Forfeiture of Restricted Stock.

(i) In the event that Participant has a Termination for Cause or voluntarily resigns from or otherwise terminates his/her employment with the Company or any of its Affiliates (other than as a result of (A) his/her becoming Disabled, (B) death or (C) Retirement) or Participant’s employment is terminated as a result of a Termination Not for Cause, prior to the third anniversary of the Restricted Stock Effective Date and prior to a Change in Control, then the Restricted Stock which is held by Participant on the date of such termination shall be forfeited by Participant, and the Company shall have no further obligation to Participant with respect to such forfeited Restricted Stock. The Restricted Stock which is held by Participant and not vested (and which can no longer become vested under any circumstances) at the earlier of any of the following dates shall be forfeited by Participant, and the Company shall have no further obligation to Participant with respect to such forfeited Restricted Stock: (A) upon the third anniversary of the Restricted Stock Effective Date or (B) in the event Participant terminates employment with the Company (and its Affiliates) by reason of Retirement.

(d) Stock Certificates. The Restricted Stock awarded hereunder shall be held in a book entry account by the Company. Appropriate adjustments shall be made by the Company to the Restricted Stock awarded hereunder to reflect changes made by the Committee pursuant to those events described in Section 3 below. Upon vesting of the Restricted Stock awarded hereunder, the Shares shall continue to be held in a book entry account by the Company, unless Participant requests delivery of stock certificates representing such Shares, in which case a certificate or certificates representing such Shares shall be delivered to Participant, which certificate or certificates may contain such legends as the Company, in its sole discretion, deems necessary or advisable in connection with applicable securities laws. Such certificates shall be delivered as soon as administratively practicable, but no later than thirty (30) days after any such request.

3.	ADJUSTMENTS

If there shall be any change in the Shares through (i) extraordinary dividends or other distributions (whether in the form of cash, Shares, other securities or other property), (ii) recapitalization, (iii) stock split, (iv) reverse stock split, (v) reorganization, (vi) merger, (vii) consolidation, (viii) split-up, (ix) spin-off, (x) combination, (xi) repurchase or exchange of Shares or other securities of the Company, (xii) issuance of warrants or other rights to purchase Shares or other securities of the Company or (xiii) other similar corporate transaction or event that affects the Shares, then appropriate adjustments in the outstanding portion of the Option or Restricted Stock shall be made by the Committee, the manner of such adjustments being in its sole discretion under the Plan, in order to prevent dilution or enlargement of the Option or Restricted Stock rights contemplated hereby. Such adjustments may include, where appropriate, changes in the number and type of Shares subject to the Option or Restricted Stock and/or the Option Price.

4.	MISCELLANEOUS

(a) The Plan. The grant of the Option and award of Restricted Stock provided for herein are made pursuant to the Plan and are subject to its terms. The terms of this Agreement shall be interpreted in accordance with the Plan and any capitalized term used in this Agreement but not defined herein shall have the meaning set forth in the Plan. The Plan is available for inspection during business hours at the principal offices of the Company (currently located at 1000 Abernathy Road, Atlanta, Georgia 30328), and a copy of the Plan may be obtained by Participant through a request in writing therefor directed to the Secretary of the Company. To the extent the terms of this Agreement are inconsistent with the Plan, the terms of the Plan shall control.

(b) No Right to Employment. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any Affiliates, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time for any reason.

(c) Taxes. The Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan, the exercise of the Option, the vesting of the Restricted Stock and any cash payment hereunder. Participant may elect to satisfy his/her federal and state income and employment tax withholding obligations upon the exercise of the Option or the vesting of Restricted Stock, by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon the exercise of the Option or the vesting of Restricted Stock having a Fair Market Value equal to the minimum amount of federal and state income and employment taxes required to be withheld, (ii) delivering to the Company Shares other than the Shares issuable upon the exercise of the Option or the vesting of Restricted Stock with a Fair Market Value equal to such taxes, (iii) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes upon the exercise of the Option or the vesting of Restricted Stock, or (iv) any combination of Sections 4(c)(i) through (iii). Any election to have Shares withheld must be made on or before the date that the amount of tax to be withheld is determined. The Participant may not make a Section 83(b) election with respect to the Restricted Stock awarded hereunder.

(d) Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same term or provision.

(e) Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

(f) Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(g) Board and Committee Determinations. All matters to be determined by the Board or any committee thereof, including, without limitation, the Compensation Committee, pursuant to the terms of this Agreement shall be determined by the members of the Board or such duly authorized committee without the vote of Participant.

(h) Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have executed this EMPLOYEE AWARD AGREEMENT FOR OPTION AND RESTRICTED STOCK covering the grant of Option and award of Restricted Stock effective as of November 16, 2011, effective as of the date first written above.

BEAZER HOMES USA, INC.

By:
Executive Vice President and Chief Administrative Officer

PARTICIPANT

Name

Attachment A

Corporations in Company’s Peer Group

D. R. Horton Inc.

Hovnanian Enterprises

KB Home

Lennar Corp

Mdc Holdings Inc.

NVR Inc

Pultegroup Inc

Ryland Group Inc

Toll Brothers Inc

M/I Homes Inc

Meritage Homes Corp

Standard Pacific Corp

Attachment B

Beazer 3-Year Stock Price CAGR (at a $2.10 Beginning Average Market Value)

	Current	10%	20%	30%	40% or greater
	</=$2.10	$2.80	$3.63	$4.61	$5.76
1	0%	50%	100%	125%	150%
2	0%	46%	92%	117%	142%
3	0%	42%	83%	108%	133%
4	0%	38%	75%	100%	125%
5	0%	33%	67%	92%	117%
6	0%	29%	58%	83%	108%
7	0%	25%	50%	75%	100%
8	0%	0%	42%	63%	83%
9	0%	0%	33%	50%	67%
10	0%	0%	25%	38%	50%
11	0%	0%	0%	0%	0%
12	0%	0%	0%	0%	0%
13	0%	0%	0%	0%	0%